31.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Lisa Norman, certify that:
1.	I have reviewed this annual report on Form 10-K of American Home Alliance Corporation.
2.

Based on my knowledge, this annual report does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report.

3.

Based on my knowledge, the financial statements and other financial information included in this annual report, fairly present in all material respects the financial condition, results from operations and cash flows of the registrant as of, and for, the periods presented in this annual report.

By: /s/Lisa Norman Lisa Norman Chief Financial Officer	Date: September 16, 2014